Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To Tender Shares of Series L Preferred Stock
Pursuant to the Offer to Purchase for Cash
Dated October 22, 2019

by

CIM COMMERCIAL TRUST CORPORATION

of

Up to 2,693,580 shares of its Series L Preferred Stock

at a Purchase Price of $29.12 per share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 P.M., ISRAEL TIME (9:00 A.M., NEW YORK TIME), ON NOVEMBER 20, 2019 UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

The U.S. Depositary and Co-Paying Agent for the Offer is:

Computershare Trust Company N.A.

If delivering by mail:	If delivering by hand, express mail, courier or other expedited service:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

IF YOU WANT TO TENDER ANY SHARES OF SERIES L PREFERRED STOCK, YOU MUST DELIVER THIS LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO COMPUTERSHARE. ANY LETTER OF TRANSMITTAL, OR DOCUMENTS REQUIRED HEREBY, DELIVERED TO CIM COMMERCIAL TRUST CORPORATION, THE ISRAELI TENDER OFFER COORDINATOR (AS DEFINED IN THE OFFER TO PURCHASE), THE U.S. INFORMATION AGENT (AS DEFINED HEREIN), THE DEPOSITORY TRUST COMPANY OR ANY OTHER PERSON WILL NOT BE FORWARDED TO COMPUTERSHARE AND WILL NOT BE DEEMED TO BE PROPERLY DELIVERED.

No Series L Preferred Stock may be tendered using a guaranteed delivery procedure.

THE OFFER TO PURCHASE AND THIS RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF SERIES L PREFERRED STOCK, OR YOU MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF SERIES L PREFERRED STOCK.

We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee and/or your financial advisor to determine the status of your account and the best way to tender your shares of Series L Preferred Stock. If you have any questions related to how that status impacts how you may tender your shares of Series L Preferred Stock, please contact Georgeson LLC, the U.S. Information Agent (the “U.S. Information Agent”), at the telephone number and address on the back cover of this Letter of Transmittal. If a broker, dealer, commercial bank, trust company or other nominee holds your shares of Series L Preferred Stock, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact such nominee to find out its deadline.

For assistance in completing this Letter of Transmittal, please contact the U.S. Information Agent at the telephone numbers and address set forth on the back cover of this Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders the number of shares of Series L Preferred Stock, par value $0.001 per share (“Series L Preferred Stock”), of CIM Commercial Trust Corporation, a Maryland corporation and publicly traded real estate investment trust (the “Company”), identified below at a price of $29.12 U.S. dollars (“USD”) per share (the “Purchase Price”) or 102.64% of the stated value of the Series L Preferred Stock (of which $1.39 USD, or 4.90%, reflects the amount of dividends on the Series L Preferred Stock that will have accrued as of the Expiration Date (as defined below)), to be paid in New Israeli Shekels (“ILS”) as described below, less any applicable withholding taxes and without interest, on the terms of and subject to the conditions described in the Offer to Purchase, dated October 22, 2019 (the “Offer to Purchase”), this Letter of Transmittal, and the Acceptance Notice (as defined in Section 3, “Procedures for Tender,” of the Offer to Purchase), which, together with any amendments or supplements thereto, collectively constitute the “Offer”. The Offer will expire at 4:00 P.M., Israel Time (9:00 A.M., New York Time), on November 20, 2019, unless the Offer is extended or earlier terminated by the Company (such time and date, as they may be extended, the “Expiration Date”).

The undersigned hereby acknowledges and understands that the Purchase Price will be paid in cash in ILS, based on the weighted average of the USD/ILS exchange rates of all the transactions (which may be one or more) completed by the bank(s) through which payment is converted by the Company from USD to ILS on the first U.S. and Israeli business day prior to the Settlement Date (as defined in Section 5, “Acceptance of Tendered Shares; Return of Unaccepted Shares,” of the Offer to Purchase).

Subject to and effective on acceptance for payment of, and payment for, the shares of Series L Preferred Stock tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the shares of Series L Preferred Stock that are being tendered hereby, subject to any proration as set forth in Section 1, “Terms of the Offer; Proration,” of the Offer to Purchase, and irrevocably constitutes and appoints Computershare Trust Company N.A., the U.S. depositary and co-paying agent for the Offer (“Computershare”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of my/our rights with respect to the tendered shares of Series L Preferred Stock, to (a) transfer ownership of the shares of Series L Preferred Stock on the account books maintained by DTC or registered on the stock ledger maintained by the Company’s transfer agent, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Company, (b) present such shares of Series L Preferred Stock for cancellation and transfer on the Company’s stock ledger, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of Series L Preferred Stock, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that he, she, it or they (a) has complied with all requirements as stated in the instructions herein, (b) is the registered holder(s) of the shares of Series L Preferred Stock identified below, (c) gives the instructions in this Letter of Transmittal and (d) has full power and authority to tender, sell, assign and transfer the tendered shares of Series L Preferred Stock identified below.

The undersigned hereby further represents and warrants that (a) the shares of Series L Preferred Stock identified below are free and clear of all liens, restrictions, charges and encumbrances whatsoever, and not subject to any adverse claim or right (subject to the right of the undersigned to receive any accrued and unpaid distributions with respect to such shares as set forth in the Offer to Purchase) and (b) the sale, assignment and transfer contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations.

The undersigned further makes each representation and warranty to the Company set forth in Section 3, “Procedures for Tender,” of the Offer to Purchase and understands that the tender of shares of Series L Preferred Stock made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).

The undersigned hereby agrees to, on request by Computershare or the Company, execute any additional documents deemed by Computershare or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered shares of Series L Preferred Stock, all in accordance with the terms of the Offer.

The undersigned authorizes the Company to withhold all applicable taxes and tax-related items legally payable by the signatory hereto in accordance with the Offer to Purchase.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

NOTE: SIGNATURE MUST BE PROVIDED BELOW—SEE BOX 9.

Note:  Please print all responses clearly, except for your signature in Box 9.

(1) Name and Address of Registered Holder(s):
(2) Total Number of Whole Shares of Series L Preferred Stock You Are Tendering:

(3) Account Information

Name of Tendering Institution:
Account Number:
Transaction Code Number:

(4)         Special Payment Instructions: To be completed ONLY if the check for the purchase price of shares of Series L Preferred Stock is to be issued in the name of someone other than the signatory(ies) below, or if shares tendered hereby which are not purchased are to be returned by crediting them to an account other than the account designated above.

(5)         Special Delivery Instructions: To be completed ONLY if the check for the purchase price of shares of Series L Preferred Stock purchased is to be mailed to someone other than the signatory(ies) below or to the signatory(ies) below at an address other than the address under which the tendered shares are registered.

(6)         Wire Transfer Instructions: To be completed ONLY if payment for tendered shares accepted by the Company is to be made via wire transfer to an account that accepts payment in ILS instead of by check.

(Bank Name)

(Name — First, Middle & Last)	(Name — First, Middle & Last)
(Swift Code/IBAN)

(Address)	(Address)	(Bank Routing No.)

(Account Number)		(Bank Account No.)

(Social Security or Tax ID Number)		(Bank Account Holder Name)

(Security or Tax ID No.)
(7) Signature Guarantee Medallion Title of Officer Signing this Guarantee: Name of Guarantor: Address of Guarantor Firm:

(8)         Signature: This form must be signed by the registered holder(s) exactly as his/her (their) name(s) appear(s) below or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Stockholder	Date	Telephone Number (including area code)

Signature of Stockholder	Date	Telephone Number (including area code)

U.S. Federal Withholding Tax. PLEASE COMPLETE AND SUBMIT THE ACCOMPANYING IRS FORM W-9 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER IF YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 12, “CERTAIN MATERIAL U.S. FEDERAL INCOME TAX AND ISRAELI INCOME TAX CONSEQUENCES,” OF THE OFFER TO PURCHASE). Please note that Computershare may withhold 24% of your proceeds as required by the IRS, and the IRS may impose a $50 penalty, if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a non-U.S. holder (as defined in Section 12, “Certain Material U.S. Federal Income Tax and Israeli Income Tax Consequences,” of the Offer to Purchase), please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

INSTRUCTIONS
These Instructions form part of the terms and conditions of the Offer.

(1)         BOX 1 — NAME AND ADDRESS.  If blank, fill in the name and address under which the shares of Series L Preferred Stock sought to be tendered are registered.

(2)         BOX 2 — TENDERED SHARES.  Provide in Box 2 the number of shares of Series L Preferred Stock you desire to tender in the Offer.  In the event a fractional number is entered, the number of shares tendered will be rounded down to the nearest whole number.  In accordance with the terms of the Offer, the number of shares tendered in the Offer are subject to proration in the event the Offer is oversubscribed.  The Company will determine in its sole discretion the number of shares of Series L Preferred Stock to accept, and the validity, eligibility (including time of receipt) and acceptance for payment of any tender, and the Company’s determinations will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Company’s determinations are challenged by holders of Series L Preferred Stock. There is no obligation to give notice of any defects or irregularities to holders of Series L Preferred Stock. See Section 3, “Procedures for Tender,” of the Offer to Purchase for additional information.

(3)         BOX 3 — ACCOUNT INFORMATION.  If tendered shares of Series L Preferred Stock are being delivered by book-entry transfer made to an account maintained by the U.S. Depositary with the book-entry transfer facility, complete Box 3 (only participants in the book-entry transfer facility may deliver shares by book-entry transfer).

(4)         BOXES 4 AND 5 — SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS.  Unless otherwise indicated under “Special Payment Instructions” (Box 4) a check for the purchase price of any shares of Series L Preferred Stock purchased will be issued in the name(s) set forth in Box 1, and any shares of Series L Preferred Stock tendered hereby and not purchased will be credited at the Company’s expense to the registered holder’s book-entry account with the transfer agent or, for shares held through a DTC participant, to the account maintained with DTC by the participant who delivered the shares of Series L Preferred Stock. Similarly, unless otherwise indicated under “Special Delivery Instructions” (Box 5) a check for the purchase price of any shares of Series L Preferred Stock purchased will be mailed to the address set forth in Box 1. If a check is to be issued in the name(s) of a person(s) other than the registered holder, or if a check is to be mailed to someone other than the registered holder or to an address other than that shown on the Letter of Transmittal, a signature guarantee is required. See Box 7 of this Letter of Transmittal.

(5)         BOX 6 — WIRE PAYMENT.  To receive payment of the purchase price of any shares of Series L Preferred Stock tendered and accepted for purchase by the company in the form of a wire transfer please complete Box 6.  In such event, please DO NOT complete Box 4 or Box 5.  If electing to receive payment by wire transfer, please confirm with your bank that the bank is able to accept a wire transfer in ILS.

(6)         BOX 7 — GUARANTEE OF SIGNATURES.  No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 7, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares of Series L Preferred Stock) of shares of Series L Preferred Stock tendered hereby, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) shares of Series L Preferred Stock are tendered for the account of a financial institution which is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an eligible institution.

(7)         BOX 8 — SIGNATURE(S) ON LETTER OF TRANSMITTAL.  If any of the shares of Series L Preferred Stock tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and either (a) submit with this Letter of Transmittal proper evidence satisfactory to the Company of his or her authority to so act or (b) provide a signature guarantee as described in Instruction 7.

(8)         REQUIREMENTS OF TENDER.  For a stockholder to validly tender shares of Series L Preferred Stock pursuant to the Offer, this Letter of Transmittal, properly completed and duly executed, including any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in lieu of this Letter of Transmittal, and any other documents required by this Letter of Transmittal must be received by Computershare at its address set forth on the back cover of this Letter of Transmittal.  The shares of Series L Preferred Stock must be delivered pursuant to the procedures for book-entry transfer set forth in Section 3, “Procedures for Tender,” of the Offer to Purchase, prior to the Expiration Date.

(9)         STOCK TRANSFER TAXES. The Company will pay all stock transfer taxes, if any, payable on the transfer to the Company of shares of Series L Preferred Stock purchased pursuant to the Offer.  If, however, payment of the Purchase Price is to be made to, or if unpurchased shares of Series L Preferred Stock are to be registered in the name of, any person other than the registered holder, then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to such person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to Computershare.

(10)  WITHHOLDING TAXES. Please complete and submit the accompanying IRS form W-9 to certify your Taxpayer ID or Social Security Number if you are a U.S. holder (as defined in Section 12, “Certain Material U.S. Federal Income Tax and Israeli Income Tax Consequences,” of the Offer to Purchase). Please note that Computershare may withhold 24% of your proceeds as required by the IRS, and the IRS may impose a $50 penalty, if the Taxpayer ID or Social Security Number is not properly certified on our records. If you are a non-U.S. holder (as defined in Section 12, “Certain Material U.S. Federal Income Tax and Israeli Income Tax Consequences,” of the Offer to Purchase), please complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W8EXP, as applicable (which may be obtained from the IRS website (www.irs.gov)).

(11)  METHOD OF DELIVERY.  The method of delivery of all documents required for valid tender, including this Letter of Transmittal and any other required documents, including delivery through DTC, is at the option and risk of the tendering stockholder. Shares of Series L Preferred Stock will be deemed delivered only when actually received by Computershare. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. The Company will not accept shares of Series L Preferred Stock subject to conditional tenders. The Company is not offering to purchase, and will not accept, any fractional shares in the Offer. All tendering holders of Series L Preferred Stock, by execution of this Letter of Transmittal (or a manually signed photocopy hereof), waive any right to receive any notice of the acceptance for payment of their shares of Series L Preferred Stock.

(12)  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Guidelines for Certification of Taxpayer Identification Number on Form W-9 or other Offer documents may be directed to the Israeli Tender Offer Coordinator or U.S. Information Agent at their addresses set forth on the back cover of this Letter of Transmittal.

IMPORTANT U.S. TAX INFORMATION

This is a summary of certain material U.S. federal income tax considerations. Holders of Series L Preferred Stock should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. holder (as defined in Section 12, “Certain Material U.S. Federal Income Tax and Israeli Income Tax Consequences,” of the Offer to Purchase) tendering shares of Series L Preferred Stock must, unless an exemption applies, timely provide Computershare with such stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such stockholder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 accompanying this Letter of Transmittal. If a stockholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such stockholder, and payments to such stockholder pursuant to the Offer may be subject to U.S. federal backup withholding tax at a rate currently equal to 24%. All U.S. holders tendering shares of Series L Preferred Stock pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid U.S. federal backup withholding tax (unless an applicable exemption exists and is proved in a manner satisfactory to Computershare). To the extent that a U.S. holder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder by timely providing the required information to the IRS.

If the stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the stockholder should write “APPLIED FOR” in the space for the TIN in Part I of the IRS Form W-9 and should sign and date the IRS Form W-9. If Computershare has not been provided with a properly certified TIN by the time of payment, U.S. federal backup withholding tax will apply. If the Common Shares are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for additional guidance on which name and TIN to report.

Certain holders of Series L Preferred Stock (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to U.S. federal backup withholding tax but may be required to provide evidence of their exemption from such backup withholding tax. Exempt U.S. holders of Series L Preferred Stock should check the “Exempt payee” box on the IRS Form W-9. See the accompanying IRS Form W-9 for more instructions.

Non-U.S. holders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption, a non-U.S. holder (or a stockholder’s non-U.S. designee, if any) may be required to properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which may be obtained on the IRS website (www.irs.gov)).

Holders of Series L Preferred Stock are urged to consult their tax advisors to determine whether they are exempt from these backup withholding tax and reporting requirements.

IMPORTANT ISRAELI TAX INFORMATION

There may be Israeli tax considerations for participating in the Offer. See Section 12, “Certain Material U.S. Federal Income Tax and Israeli Income Tax Consequences,” of the Offer to Purchase for more information. Holders of Series L Preferred Stock should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.

requester. Do not TIN, later. or Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. U.S. person  Date  General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. • Form 1099-INT (interest earned or paid) • Form 1099-DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. Form W-9 (Rev. 10-2018) Cat. No. 10231X Sign Here Signature of Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter. Employer identification number – Part II Certification Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification  Go to www.irs.gov/FormW9 for instructions and the latest information. Give Form to the send to the IRS. Print or type. See Specific Instructions on page 3. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes. Individual/sole proprietor or C Corporation S Corporation PartnershipTrust/estate single-member LLC Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership)  Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner. 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) Other (see instructions)  5 Address (number, street, and apt. or suite no.) See instructions. Requester’s name and address (optional) 6 City, state, and ZIP code 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a Social security number – –

Page 2 Form W-9 (Rev. 10-2018) By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the instructions for Part II for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Page 3 Form W-9 (Rev. 10-2018) Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3. Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 IF the entity/person on line 1 is a(n) . . . THEN check the box for . . . • Corporation Corporation • Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes. Individual/sole proprietor or single-member LLC • LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes. Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation) • Partnership Partnership • Trust/estate Trust/estate

Page 4 Form W-9 (Rev. 10-2018) The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8. Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4

Page 5 Form W-9 (Rev. 10-2018) 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. For this type of account: Give name and SSN of: 1. Individual 2. Two or more individuals (joint account) other than an account maintained by an FFI 3. Two or more U.S. persons (joint account maintained by an FFI) 4. Custodial account of a minor (Uniform Gift to Minors Act) 5. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law 6. Sole proprietorship or disregarded entity owned by an individual 7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) The individual The actual owner of the account or, if combined funds, the first individual on the account1 Each holder of the account The minor2 The grantor-trustee1 The actual owner1 The owner3 The grantor* For this type of account: Give name and EIN of: 8. Disregarded entity not owned by an individual 9. A valid trust, estate, or pension trust 10. Corporation or LLC electing corporate status on Form 8832 or Form 2553 11. Association, club, religious, charitable, educational, or other tax-exempt organization 12. Partnership or multi-member LLC 13. A broker or registered nominee The owner Legal entity4 The corporation The organization The partnership The broker or nominee For this type of account: Give name and EIN of: 14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments 15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B)) The public entity The trust

Page 6 Form W-9 (Rev. 10-2018) The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Letter of Transmittal and any other required documents should be sent or delivered by each holder of Series L Preferred Stock of the Company or such holder’s broker, dealer, commercial bank, trust company or other nominee to Computershare at its address set forth below (photocopies with manual signatures may be used to tender shares of Series L Preferred Stock).

The U.S. Depositary and Co-Paying Agent for the Offer is:

Computershare Trust Company N.A.

If delivering by mail:	If delivering by hand, express mail, courier or any other expedited service:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Delivery of this Letter of Transmittal and other documents required for tender to an address other than as set forth above will not constitute a valid delivery to Computershare.

Questions and requests for assistance or for additional copies of the Offer to Purchase, the Letter of Transmittal and other Offer documents may be directed to the Israeli Tender Offer Coordinator or the U.S. Information Agent at the telephone numbers and locations listed below. Holders of Series L Preferred Stock may also contact their broker, dealer, commercial bank, trust company or other nominee and/or financial advisor for assistance concerning the Offer.

The Israeli Tender Offer Coordinator for the Offer is:

Israel Brokerage & Investments, I.B.I. Ltd.

If delivering by mail:	If delivering by hand, express mail, courier or any other expedited service:
Israel Brokerage & Investments, I.B.I. Ltd.	Israel Brokerage & Investments, I.B.I. Ltd.
9 Ahad Ha’am Street	9 Ahad Ha’am Street
Tel-Aviv, Israel	Tel-Aviv, Israel

Telephone Number: +972-3-5197915

The U.S. Information Agent for the Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Telephone Number:  (800) 903-2897